Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated April 28, 2020, relating to the financial statements of Momo Inc. and the effectiveness of Momo Inc.’s internal control over financial reporting appearing in the Annual Report on Form 20-F for the year ended December 31, 2019.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Deloitte Touche Tohmatsu Certified Public Accountants LLP

Beijing, the People’s Republic of China

April 12, 2021